Exhibit 10.9

PURCHASE AND SALE AGREEMENT

LAS CIMAS IV

900 S. CAPITAL OF TEXAS HIGHWAY

AUSTIN, TEXAS

BETWEEN

LAS CIMAS IV LIMITED PARTNERSHIP,

a Delaware limited partnership

AS SELLER

AND

KBS CAPITAL ADVISORS LLC,

a Delaware limited liability company

AS PURCHASER

Dated:

September 19, 2011 (the “Effective Date”)

TABLE OF CONTENTS

1.	THE PROPERTY		2
	1.1	Description	2
	1.2	“As-Is” Purchase	3
	1.3	Agreement to Convey	4
2.	PRICE AND PAYMENT		4
	2.1	Purchase Price	4
	2.2	Payment	4
	2.3	Closing	5
3.	INSPECTIONS AND APPROVALS		5
	3.1	Inspections	5
	3.2	Title and Survey	8
	3.3	Contracts	9
	3.4	Permitted Encumbrances	9
	3.5	Purchaser’s Right to Terminate	9
	3.6	Delivery of Title Policy at Closing	10
4.	SELLER’S COVENANTS FOR PERIOD PRIOR TO CLOSING		10
	4.1	Insurance	10
	4.2	Operation	10
	4.3	New Contracts	10
	4.4	New Leases	11
	4.5	Tenant Estoppel Certificates	11
5.	REPRESENTATIONS AND WARRANTIES		11
	5.1	By Seller	11
	5.2	By Purchaser	12
	5.3	Mutual	13
6.	COSTS AND PRORATIONS		14
	6.1	Purchaser’s Costs	14
	6.2	Seller’s Costs	14
	6.3	Prorations	15
	6.4	Taxes	15
	6.5	In General	16
	6.6	Purpose and Intent	16
7.	DAMAGE, DESTRUCTION OR CONDEMNATION		16
	7.1	Material Event	16
	7.2	Immaterial Event	17
	7.3	Termination and Return of Deposit	17
8.	NOTICES		17
9.	CLOSING AND ESCROW		19
	9.1	Escrow Instructions	19
	9.2	Seller’s Deliveries	19
	9.3	Purchaser’s Deliveries	20
	9.4	Possession	20
	9.5	Insurance	20

PURCHASE AND SALE AGREEMENT Las Cimas = 900 SA. Capital of Texas Highway, Austin, Texas	Page i

	9.6	Post-Closing Collections	20
10.	DEFAULT; FAILURE OF CONDITION		20
	10.1	Purchaser Default	20
	10.2	Seller Default	20
	10.3	Failure of Condition	21
11.	MISCELLANEOUS		21
	11.1	Entire Agreement	21
	11.2	Severability; Construction	21
	11.3	Applicable Law; Venue	22
	11.4	Assignability	22
	11.5	Successors Bound	22
	11.6	Breach	22
	11.7	No Public Disclosure	23
	11.8	Captions	23
	11.9	Attorneys’ Fees	23
	11.10	No Partnership	23
	11.11	Time of Essence	23
	11.12	Counterparts	23
	11.13	Recordation	23
	11.14	Proper Execution	23
	11.15	Tax Protest	23
	11.16	Survival and Limitation of Representations and Warranties; Seller’s Knowledge	24
	11.17	No Processing	24
	11.18	Calculation of Time Periods	24
	11.19	Section 1031 Exchange	24
	11.20	Limitation of Liability	25
	11.21	Jury Waiver	25
	11.22	Prohibited Persons and Transactions	25
	11.23	Merger Provision	25

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LIST OF EXHIBITS

Exhibit 1.1.1	Legal Description
Exhibit 1.1.3	Schedule of Personal Property
Exhibit 1.1.6	Schedule of Leases and Security Deposits
Exhibit 3.3	Schedule of Contracts
Exhibit 4.6	Form of Tenant Estoppel Certificate
Exhibit 9.2.1	Form of Special Warranty Deed
Exhibit 9.2.2	Form of Bill of Sale
Exhibit 9.2.3	Form of Assignment and Assumption of Leases
Exhibit 9.2.4	Form of Assignment and Assumption of Contracts
Exhibit 9.2.6	Form of FIRPTA Affidavit
Exhibit 9.2.7	Form of Tenant Notice Letter
Exhibit 11.24	Form of 3-14 Questionnaire

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LIST OF DEFINED TERMS

PURCHASER:	KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

SELLER:	LAS CIMAS IV LIMITED PARTNERSHIP,
a Delaware limited partnership

PURCHASE PRICE:	$36,000,000.00

INITIAL DEPOSIT:	$300,000.00

ADDITIONAL DEPOSIT:	$500,000.00

EXTENSION DEPOSIT:	$1,000,000.00

APPROVAL DATE:	September 28, 2011

TITLE NOTICE DATE:	September 21, 2011

CLOSING DATE:	October 13, 2011, subject to Purchaser’s right to extend the Closing Date to October 28, 2011 pursuant to Section 2.3 of this Agreement

TITLE COMPANY:	Commonwealth Land Title Insurance Company

BROKER:	Holiday, Fenoglio, Fowler, LP

PROPERTY MANAGER:	Lincoln Property Company

ASSET MANAGER:	Cain Kirk is the asset manager with Invesco Advisers, Inc. (“Invesco”) (Seller’s investment advisor)

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of the Effective Date, is made by and between Seller and Purchaser.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.	THE PROPERTY

1.1      Description.  Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, respectively, and Purchaser agrees to purchase and acquire, all of Seller’s assignable and transferable right, title, and interest in and to the following (collectively, the “Property”):

1.1.1    Certain land located in Austin, Travis County, Texas (the “Land”) more specifically described in Exhibit 1.1.1 attached hereto;

1.1.2    The buildings, parking areas, improvements, and fixtures now situated on the Land (the “Improvements”);

1.1.3    All furniture, personal property, machinery, apparatus, and equipment owned by Seller and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”), and generally described on Exhibit 1.1.3 attached hereto. The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of Seller’s business and the rights of vendors and holders of security interests on personal property installed upon the Property by tenants and rights of tenants to remove trade fixtures at the expiration of the term of the leases of tenants;

1.1.4    All easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any;

1.1.5    Any street or road abutting the Land to the center lines thereof;

1.1.6    The leases or occupancy agreements to the extent in effect on the Effective Date which are identified on the Schedule of Leases (herein so called) attached hereto as Exhibit 1.1.6, and any new leases entered into pursuant to Section 4.4, which as of the Closing (as hereinafter defined) affect all or any portion of the Land or Improvements (the “Leases”), and any security deposits actually held by Seller with respect to any such Leases;

1.1.7    Subject to Section 3.3, all Contracts (as hereinafter defined) the terms of which extend beyond midnight of the day preceding the Closing Date (as hereinafter defined); and

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1.1.8    All intangible property (the “Intangible Property”) pertaining to the Land, the Improvements, or the Personal Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans and landscape plans, website information, and the right to use the name “Las Cimas” with respect to the Land and Improvements.

1.2     “As-Is” Purchase.  The Property is being sold in an “AS IS, WHERE IS” condition and “WITH ALL FAULTS” as of the Effective Date and of Closing. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent, attorney or representative acting or purporting to act on behalf of Seller as to (i) the condition or state of repair of the Property; (ii) the compliance or non-compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Property or any portion thereof; (v) whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same; (vi) any energy star rating, LEED Certification, or similar state, federal, local, or private rating or certification; or (vii) any other matter related in any way to the Property. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto.

   Purchaser waives its right to recover from, and, effective upon Closing, forever releases and discharges Seller, Seller’s affiliates, Seller’s investment advisor and manager, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Releasees”) from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”), that may arise on account of or in any way be connected with the Property, the physical condition thereof, or any law or regulation applicable thereto (including, without limitation, claims under the Clean Air Act (42 U.S.C. 7401, et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), as amended, the Clean Water Act (33 U.S.C. Section 1251, et seq.), as amended, the Safe Drinking Water Act (49 U.S.C. Section 1801, et seq.), as amended, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), as amended, and the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.). Without limiting the foregoing, Purchaser, upon closing, shall be deemed to have waived, relinquished and released Seller and all other Releasees from any and all Claims, matters arising out of latent or patent defects or physical conditions, violations of applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters affecting the Property. As part of the provisions of this Section 1.2,

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but not as a limitation thereon, Purchaser hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and Purchaser hereby waives any and all rights and benefits which it now has, or in the future may have conferred upon it, by virtue of the provisions of federal, state or local law, rules and regulations. Purchaser agrees that should any cleanup, remediation or removal of hazardous substances or other environmental conditions on or about the Property be required after the date of Closing, such clean-up, removal or remediation shall not be the responsibility of Seller. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 1.2, THE FOREGOING RELEASE SHALL NOT APPLY TO:

(A)    ANY CLAIMS ARISING FROM A BREACH OF THIS AGREEMENT BY SELLER ALL OF WHICH SHALL BE SUBJECT TO THE PROVISIONS OF SECTION 11.16, OR

(B)    THE RIGHT OF PURCHASER TO JOIN SELLER IN AN ACTION BROUGHT BY A THIRD PARTY AGAINST PURCHASER AS A RESULT OF THIRD-PARTY CLAIMS (OTHER THAN CLAIMS RELATED TO ENVIRONMENTAL MATTERS AND HAZARDOUS MATERIALS AND CONDITIONS) ASSERTED AGAINST PURCHASER WITH RESPECT TO ACTIONS OR OCCURRENCES ARISING UNDER CONTRACTS TO WHICH SELLER IS A PARTY FOR THE PERIOD OF SELLER’S OWNERSHIP OF THE PROPERTY OR UNDER TORT ACTIONS FOR ACTIONS AND OCCURRENCES DURING THE PERIOD OF SELLER’S OWNERSHIP OF THE PROPERTY (COLLECTIVELY, THE “RELEASE EXCEPTIONS”); provided however to the extent Purchaser wrongly joins Seller in any action Seller shall be entitle to recover from Purchaser its reasonable attorney’s fees and expenses.

To the extent now or hereafter applicable, each party hereby waives its rights, if any, under the Deceptive Trade Practices – Consumer Protection Act, Section 17.41 et seq., Texas Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of its own selection, each party voluntarily consents to this waiver.

1.3   Agreement to Convey.  Seller agrees to convey, and Purchaser agrees to accept, title to the Land and Improvements by Special Warranty Deed in the condition described in Section 3.4 and title to the Personal Property, by Bill of Sale, and Assignment and Assumption Agreement without warranty as to the title or the condition of such personalty.

2.	PRICE AND PAYMENT.

2.1   Purchase Price.  Purchaser agrees to pay the Purchase Price for the acquisition of the Property, subject to the terms of this Agreement.

2.2   Payment.  Payment of the Purchase Price is to be made in cash as follows:

2.2.1    Within two (2) business days of the execution of this Agreement, Purchaser shall deliver the Initial Deposit, as an earnest money deposit with the Title Company. In addition, if this Agreement is not timely terminated by Purchaser in accordance with the terms of Section 3.5 hereof, Purchaser shall deliver the Additional Deposit, as an additional earnest money deposit, with the Title Company on or before the date that is one (1) business day after the Approval Date. The Initial Deposit and, if deposited, the Additional Deposit

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and, if deposited, the Extension Deposit, are hereinafter collectively referred to in this Agreement as the “Deposit”.

2.2.2    The Deposit will be placed with and held in escrow by the Title Company, in immediately available funds in an interest-bearing account at a mutually acceptable banking institution. Any interest earned by the Deposit shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at Closing.

2.2.3    Prior to or contemporaneous with the execution hereof by Purchaser and Seller, Purchaser has paid to Seller ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the “Independent Contract Consideration”), which amount Seller and Purchaser bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is non-refundable and in addition to any other payment or deposit required by this Agreement, and Seller shall retain the Independent Contract Consideration notwithstanding any other provision of this Agreement to the contrary.

2.2.4    At Closing, Purchaser shall pay Seller the balance of the Purchase Price, subject to adjustment for the prorations as provided herein, to the Title Company for disbursement to Seller via wire transfer in immediately available funds.

2.3    Closing.  Payment of the Purchase Price and the closing hereunder (the “Closing”) will take place pursuant to an escrow closing on or before the Closing Date, provided Purchaser does not terminate this Agreement prior to such date. The Closing will take place at the offices of the Title Company at 1:00 p.m. local Dallas time or at such other time and place as may be agreed upon in writing by Seller and Purchaser. Closing shall occur through an escrow with the Title Company. Funds shall be deposited into and held by the Title Company in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Title Company to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. Notwithstanding the foregoing, Purchaser shall have the one-time right to extend the Closing Date to October 28, 2011 upon prior written notice to Seller received no later than October 6, 2011, and Purchaser’s delivery to Title Company of the Extension Deposit received no later than October 6, 2011.

3.	INSPECTIONS AND APPROVALS.

3.1    Inspections.

3.1.1    Commencing on the Effective Date through the Closing Date or earlier termination of this Agreement, Seller agrees to allow Purchaser and Purchaser’s engineers, architects, employees, agents and representatives (collectively, “Purchaser’s Agents”) reasonable access, during normal business hours, to the Property and to the records, if any, maintained for Seller by the Property Manager during normal business hours. Such access shall be solely for the purposes of (i) reviewing Leases and contracts and any records relating thereto; (ii) reviewing records relating to operating expenses; and (iii) inspecting the physical condition of the Property and conducting non-intrusive physical or environmental

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inspections of the Property. Purchaser shall not conduct or allow any testing or air samples at the Property or any physically intrusive testing of, on or under the Property without first obtaining Seller’s written consent as to the timing and scope of work to be performed and entering into an access agreement in form and substance satisfactory to Seller. Seller further agrees that (a) Seller shall make available to Purchaser for interviews regarding the Property Seller’s Property Manager, and (b) Purchaser shall have the reasonable right to interview the tenants under the Leases, subject to Seller’s right to be present during any such interviews.

3.1.2    Purchaser agrees that, in making any physical or environmental inspections of the Property, Purchaser and all of Purchaser’s Agents entering onto the Property shall carry not less than $2,000,000 in the aggregate and $1,000,000 per occurrence of commercial general liability insurance insuring all activity and conduct of Purchaser and such representatives while exercising such right of access and naming Seller, Invesco Real Estate, Invesco Advisers, Inc. and the Property Manager as additional insureds. Purchaser represents and warrants that it carries not less than $2,000,000 in the aggregate and $1,000,000 per occurrence of commercial general liability insurance with contractual liability endorsement which insures Purchaser’s indemnity obligations hereunder, and will provide Seller with written evidence of same prior to entry on the Property.

3.1.3    Purchaser agrees that in exercising its right of access hereunder, Purchaser will use and will cause Purchaser’s Agents to use their best efforts not to interfere with the activity of tenants or any persons occupying or providing service at the Property. Purchaser shall, at least one (1) business day prior to inspection, give Seller written notice of its intention to conduct any inspections, so that Seller shall have an opportunity to have a representative present during any such inspection, and Seller expressly reserves the right to have such a representative present, including, but not limited to, any discussion with any tenants. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection. If the Closing does not occur for any reason (other than a termination of this Agreement pursuant to Section 10.2), Purchaser agrees (which agreement shall survive Closing or termination of this Agreement) to provide Seller with a copy of any and all third-party-generated (as opposed to internally generated) information, materials and data that Purchaser and/or Purchaser’s Agents discover, obtain or generate in connection with or resulting from its inspection of the Property and work under Section 3.1 hereof, including, but not limited to, any written work product pertaining to those items set forth in Section 3.1.4(a) below, without any representation or warranty as to the completeness or accuracy of the same and subject to any confidentiality provisions contained therein.

3.1.4    Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that prior to the Closing, (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser’s inspection rights; and (b) all information (the “Proprietary Information”) regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller’s agents or representatives is confidential and shall not be disclosed to any other person except those assisting Purchaser with the transaction, or Purchaser’s lender, if any, and then only upon Purchaser making such persons aware of the confidentiality restriction and procuring such persons’ agreement (which may be a verbal agreement to the extent an enforceable contract) to be

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bound thereby. Purchaser agrees not to use or allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-Closing. Further, if the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to return to Seller, or cause to be returned to Seller, all Proprietary Information. Notwithstanding any other term of this Agreement, the provisions of this Section 3.1.4 shall survive Closing or the termination of this Agreement. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with any governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealer in the REIT’s broker/dealer network and any of the REIT’s investors.

3.1.5    Purchaser shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections conducted by or on behalf of Purchaser. All inspections shall be conducted at Purchaser’s sole cost and expense and in strict accordance with all requirements of applicable law.

3.1.6    Except as specifically set forth in this Agreement, Seller makes no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports or any other materials, data or other information supplied to Purchaser in connection with Purchaser’s inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that such materials are all of such materials as are in Seller’s possession). It is the parties’ express understanding and agreement that any materials which Purchaser is allowed to review are provided only for Purchaser’s convenience in making its own examination and determination prior to the Approval Date as to whether it wishes to purchase the Property, and, in doing so, except as expressly provided in this Agreement, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Except as expressly provided in this Agreement, Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

3.1.7    PURCHASER AGREES (WHICH AGREEMENT SHALL SURVIVE CLOSING OR TERMINATION OF THIS AGREEMENT) TO INDEMNIFY, DEFEND, AND HOLD SELLER, INVESCO REAL ESTATE, INVESCO ADVISERS, INC. AND THE PROPERTY MANAGER FREE AND HARMLESS FROM ANY LOSS, INJURY, DAMAGE, CLAIM, LIEN, COST OR EXPENSE, INCLUDING ATTORNEYS’ FEES AND COSTS (BUT EXCLUDING LOSS ARISING SOLELY FROM PURCHASER’S DISCOVERY OF PRE-EXISTING CONDITIONS, AS OPPOSED TO THE EXACERBATION OF PRE-EXISTING CONDITIONS), ARISING OUT OF A BREACH OF THE FOREGOING AGREEMENTS BY PURCHASER IN CONNECTION WITH

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THE INSPECTION OF THE PROPERTY, OR OTHERWISE FROM THE EXERCISE BY PURCHASER OR PURCHASER’S AGENTS OF THE RIGHT OF ACCESS ON THE PROPERTY (COLLECTIVELY, “PURCHASER’S INDEMNITY OBLIGATIONS”). THIS SECTION 3.1.7 SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT IN THE EVENT THAT PRIOR TO THE EFFECTIVE DATE, PURCHASER, OR ANY OF ITS EMPLOYEES, AGENTS, CONTRACTORS, CONSULTANTS, OR OTHER REPRESENTATIVES, HAVE ENTERED ONTO THE PROPERTY TO INSPECT, TEST, SURVEY OR OTHERWISE EXAMINE THE PROPERTY, AND THE RECORDS RELATING THERETO, THE INDEMNITY SET FORTH IN THIS SECTION 3.1.7 OF THIS AGREEMENT SHALL APPLY RETROACTIVELY TO THE DATE OF SUCH INSPECTIONS, TESTING, SURVEYING, AND EXAMINATION.

3.1.8    Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser’s Agents with respect to any inspection or testing of the Property. If any such lien at any time shall be filed, Purchaser shall cause the same to be discharged of record within ten (10) days thereafter by satisfying the same or, if Purchaser, in its discretion and in good faith determines that such lien should be contested, by recording a bond. Failure by Purchaser to discharge such lien shall be a material breach of this Agreement.

3.1.9    Purchaser understands that any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements, which may be made available by Seller to Purchaser, will be unaudited financial statements and data not prepared or reviewed by independent public accountants, and that Seller makes no representation as to the accuracy or completeness thereof.

3.2    Title and Survey.  Prior to or contemporaneously with execution of this Agreement, Seller has caused to be delivered to Purchaser a commitment for title insurance on the Land, together with copies of all items shown as exceptions to title therein, issued by the Title Company (the “Title Commitment”), and a copy of Seller’s existing survey of the Land (the “Survey”). Purchaser shall have until the Title Notice Date to provide written notice to Seller of any matters shown by the Title Commitment or Survey which are not satisfactory to Purchaser, which notice (the “Title Notice”) must specify the reason such matter(s) are not satisfactory and the curative steps necessary to remove the objections stated in the Title Notice (collectively, the “Title Objections”). In the event Seller is unable or unwilling to eliminate or modify all of the Title Objections, Seller shall so notify Purchaser in writing, and Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice thereof to Seller not later than five (5) days after Seller’s written notice to Purchaser of Seller’s intent not to cure one or more of such Title Objections (the “Cure Date”). Seller’s failure to notify Purchaser within five (5) days following receipt of Purchaser’s Title Objections whether it will eliminate or modify all Title Objections shall be deemed Seller’s notice to Purchaser that Seller will not cure such Title Objections. Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any Title Objections, and Seller shall not be deemed to have any obligation to cure unless Seller expressly undertakes such an obligation by a written notice to or written agreement with Purchaser given or entered into on or prior to the Closing Date and which recites that it is in response to the Title Notice. Purchaser’s sole right with respect to any Title Objection shall be to elect on or before the

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Cure Date to terminate this Agreement (other than continuing obligations under Sections 3.1.4 and 3.1.7 that survive the Closing or termination of this Agreement) (herein called the “Surviving Obligations”) and to receive a refund of the Deposit. All matters shown on the Title Commitment and/or Survey and any update thereof with respect to which Purchaser fails to give a Title Notice on or before the last date for so doing, or with respect to which a timely Title Notice is given but Seller fails to undertake an express obligation to cure as provided above, shall be deemed to be approved by Purchaser and a “Permitted Encumbrance” as provided in Section 3.4 hereof, subject, however, to Purchaser’s termination right provided in Section 3.5 hereof. Notwithstanding anything to the contrary contained in this Agreement, Purchaser disapproves all monetary and financing liens and encumbrances created or assumed by Seller (other than liens for non-delinquent real property taxes). Subject to the provisions of Section 10.3, Seller covenants to cause all such monetary and financing liens created or assumed by Seller (as opposed to any tenant at the Property) to be eliminated at Seller’s sole cost and expense (including all prepayment penalties and charges) prior to or concurrently with Closing.

3.3      Contracts.  On or before the Approval Date, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the service, maintenance, supply or other contracts relating to the operation of the Property which are identified on Exhibit 3.3 attached hereto (the “Contracts”). If Purchaser does not exercise its right to terminate this Agreement on or before the Approval Date, Seller shall give notice of termination of such disapproved contract(s); provided, if by the terms of the disapproved contract Seller has no right to terminate same on or prior to Closing, or if any fee or other compensation is due thereunder as a result of such termination, Purchaser shall be required at Closing to assume all obligations thereunder until the effective date of the termination and to assume the obligation to pay or to reimburse Seller for the payment of the termination charge.

3.4      Permitted Encumbrances.  Unless Purchaser terminates this Agreement pursuant to Sections 3.2 or 3.5 hereof following its opportunity fully to inspect the Property, the state of title thereto and all other matters relating to the Property, including its feasibility for Purchaser’s intended use and its suitability as an investment, Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

3.4.1    All exceptions to title shown in the Title Commitment or matters shown on the Survey which Purchaser has approved or is deemed to have approved pursuant to Section 3.2 hereof;

3.4.2    All contracts and leases which Purchaser has approved or is deemed to have approved pursuant to Sections 3.3, 4.3 and 4.4 hereof;

3.4.3    The lien of non-delinquent real and personal property taxes and assessments; and

3.4.4    Rights of tenants, as tenants only, in possession under the Leases;

All of the foregoing are referred to herein collectively as “Permitted Encumbrances.”

3.5     Purchaser’s Right to Terminate.    If, as a result of its various investigations, Purchaser determines, in its sole discretion, not to proceed with the purchase of the Property, Purchaser shall

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have the right by giving Seller written notice (the “Termination Notice”) on or before the Approval Date to terminate its obligation to purchase the Property. If the Termination Notice is timely given, Seller shall direct the Title Company to promptly return the Deposit to Purchaser and neither party shall have any further liability hereunder except for the Surviving Obligations. If the Termination Notice is not given, Purchaser shall have no further right to terminate this Agreement except as provided under Section 10.2 hereof.

3.6        Delivery of Title Policy at Closing.  As a condition to Purchaser’s obligation to close, the Title Company shall deliver to Purchaser at Closing a Texas standard form Owner’s Policy of Title Insurance (the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of indefeasible fee simple title to the Property, and subject only to the Permitted Encumbrances. Seller shall execute at Closing Seller’s standard owner’s affidavit to facilitate the issuance of the Title Policy (but not additional matters required for any endorsements required by Purchaser). The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date. Notwithstanding anything stated to the contrary in this Section 3.6 or elsewhere in this Agreement, if Purchaser delivers to Seller a form of title commitment in the form promulgated by the Texas Department of Insurance acceptable to Purchaser prior to the Approval Date that does not set forth any requirements inconsistent with the terms of this Agreement, then the form of Title Policy that shall be delivered to Purchaser as provided in this Agreement shall be the form of title policy provided for in such title commitment delivered to Seller, together with all endorsements authorized by the Texas Department of Insurance attached thereto. Purchaser may elect to obtain additional coverage or endorsements to the Title Policy at Purchaser’s sole cost and expense but obtaining such additional coverage or endorsements shall not be a condition precedent to Purchaser’s Closing obligations under this Agreement.

4.        SELLER’S COVENANTS FOR PERIOD PRIOR TO CLOSING.    Until Closing, Seller or Seller’s agent shall:

4.1        Insurance.    Keep the Property insured under its current or comparable policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

4.2        Operation.    Operate and maintain the Property substantially in accordance with Seller’s past practices with respect to the Property, normal wear and tear excepted, provided that in the event of any loss or damage to the Property as described in Section 7, Seller shall have an obligation to Purchaser to repair the Property only if Seller so elects and then shall be obligated only to the extent of available insurance proceeds.

4.3        New Contracts.    Enter into only those third-party service contracts which are necessary to carry out its obligations under Section 4.2 and which shall be cancelable on thirty (30) days written notice. If Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser and unless Purchaser, within three (3) days thereafter, notifies Seller in writing of its intention to not assume such contract, it shall be treated as a contract approved by Purchaser under Section 3.3 hereof.

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4.4        New Leases.  Prior to the date that is three (3) business days prior to the Approval Date, Seller may continue to execute new leases or amend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior consent of Purchaser in accordance with Seller’s past practices provided Seller promptly notifies Purchaser of any such matters. From and after the date that is three (3) business days prior to the Approval Date, if this Agreement has not been terminated by Purchaser or if Purchaser is not in default hereunder, Seller will not perform any actions set forth in this Section 4.4 without Purchaser’s prior written consent, which consent may be granted or withheld in its sole discretion.

4.5        Listing and Other Offers.  From the date hereof until the earlier of termination of this Agreement or the Closing Date, Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property or enter into any contracts or agreements regarding any disposition of the Property.

4.6        Tenant Estoppel Certificates. Within three (3) business days after the date hereof, Seller agrees to submit or cause Seller’s Property Manager to submit to each tenant or lessee under a Lease a request for such tenant or lessee to execute and deliver a tenant estoppel certificate to Purchaser with respect to its Lease in the form attached hereto as Exhibit 4.6. It shall be a condition precedent to Purchaser’s Closing obligations that Purchaser receive and reasonably approve tenant estoppel certificates from such number of tenants which collectively occupy at least 80% of the leased square footage of the Property (and such 80% must include a tenant estoppel certificate from all tenants occupying 10,000 or more square feet of space at the Property) (collectively, the “Required Estoppels”) on the form of the estoppel certificates attached as Exhibit 4.6. An estoppel shall not count as a Required Estoppel if it discloses (i) an uncured default; (ii) a material discrepancy with the applicable Lease or rent roll; or (iii) any changes (other than de minimus changes) to the forms attached hereto as Exhibit 4.6. Purchaser shall have two (2) business days from receipt of any Required Estoppel to disapprove of such Required Estoppel; it being understood that if Purchaser does not timely disapprove of any Required Estoppel within such two (2) business day period, then Purchaser shall be deemed to have approved such Required Estoppel. If Purchaser does not receive and reasonably approve the Required Estoppels on or before the Closing Date, Seller may extend the Closing Date up to fourteen (14) days to allow Seller to obtain the Required Estoppels. If Purchaser does not receive the Required Estoppels on or before the expiration of such fourteen (14) day period, if applicable, Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Closing Date, in which event the Deposit shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, or (ii) waive the foregoing condition precedent and proceed to Closing. If Purchaser shall not have terminated this Agreement under this Section 4.6 prior to the Closing Date, Purchaser shall be deemed for all purposes to be satisfied with the responses to Seller’s requests for tenant estoppel certificates and the form and substance of each tenant estoppel certificate and shall have no further right to terminate this Agreement based on the response or lack thereof with respect to the tenant estoppel certificates.

5.	REPRESENTATIONS AND WARRANTIES.

5.1	By Seller. Seller represents and warrants to Purchaser as follows:

5.1.1    Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware, has duly authorized the execution and performance of this

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Agreement, and such execution and performance will not violate any material term of its articles of incorporation or bylaws.

5.1.2    To the best of Seller’s knowledge, performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement to which Seller is a party.

5.1.3    To the best of Seller’s knowledge, there is no existing or pending litigation with respect to the Property nor have any such actions, suits, proceedings or claims been threatened or asserted, which could have an adverse effect on the Property or Seller’s ability to consummate the transactions contemplated hereby or that would continue to burden the Property after Closing.

5.1.4    To the best of Seller’s knowledge, Seller has not received any written notice of a violation of any governmental requirements (including environmental laws) on the Property, which has not been remedied.

5.1.5    To the best of Seller’s knowledge, Seller has not received, with respect to the Property, written notice from any governmental authority regarding any change to the zoning classification, any condemnation proceedings or proceedings to widen or realign any street or highway adjacent to the Property.

5.1.6    To the best of Seller’s knowledge, the list of Service Contracts to be delivered to Purchaser pursuant to this Agreement will be true, correct and complete in all material respects as of the date of delivery.

5.1.7    Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the “Code”).

5.1.8    To the best of Seller’s knowledge, except for those tenants in possession of the Improvements under written leases for space in the Improvements, as shown in the Schedule of Leases attached hereto as Exhibit 1.1.6, as of the Effective Date only, there are no other tenants in possession of, or claiming any possession to, any portion of the Improvements.

The representations and warranties set forth in this Section 5.1 shall survive the Closing.

5.2     By Purchaser.  Purchaser represents and warrants to Seller as follows:

5.2.1    Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in the State of Texas (or if not qualified to do business in Texas, it or its permitted assignee will be qualified prior to Closing), has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its organizational documents.

5.2.2    No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

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5.2.3    Purchaser acknowledges that, by the Closing Date, Purchaser will have had sufficient opportunity to inspect the Property fully and completely at its expense in order to ascertain to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

5.2.4    Purchaser acknowledges that, by the Closing Date, Purchaser will have had sufficient opportunity to review the Leases, contracts, expenses and other matters relating to the Property in order to determine, based upon its own investigations, inspections, tests and studies, whether to purchase the Property and to assume Seller’s obligations under the Leases, contracts and otherwise with respect to the Property.

5.2.5    Unless otherwise disclosed to Seller in writing, Purchaser is a partnership or other form of legal person domesticated in, the United States of America.

5.2.6    Purchaser will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and covered under Title I, Part 4 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations hereunder, including the acquisition of the Property. Purchaser shall not assign its interest hereunder to any person or entity which does not expressly make this covenant and warranty for the benefit of Seller.

The representations and warranties set forth in this Section 5.2 shall survive the Closing.

5.3    Mutual.    Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property, except for Broker, who will be paid by Seller upon the Closing of the transaction contemplated hereby and not otherwise, pursuant to a separate written agreement between Seller and Broker. Said commission shall in no event be earned, due or payable unless and until the transaction contemplated hereby is closed and fully consummated strictly in accordance with the terms and conditions of this Agreement and Seller has actually received the Purchase Price in immediately available funds. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. The terms and provisions of this paragraph shall survive Closing hereunder.

5.4    Conditions Precedent to Purchaser’s Performance.    Purchaser’s obligation to purchase the Property is subject to the satisfaction or written waiver of all the conditions described below (which are for Purchaser’s benefit), within the time periods specified, or if no time is specified, by the Closing Date.

5.4.1        Validity of Representations and Warranties.    All representations and warranties by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date.

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5.4.2    No Seller Default.  There shall be no default by Seller under this Agreement which shall have continued beyond the notice and cure period.

5.5      Conditions Precedent to Seller’s Performance.    Seller’s obligation to sell the Property is subject to the satisfaction or written waiver of all conditions set forth below (which are for Seller’s benefit) within the time periods specified, or if no time period is specified, by the Closing Date.

5.5.1    No Purchaser Default.  There shall be no default by Purchaser under this Agreement which has continued beyond the applicable notice and cure period.

5.5.2    Validity of Representations and Warranties.  All representations and warranties by Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date.

6. COSTS AND PRORATIONS.

6.1       Purchaser’s Costs. Purchaser shall pay the following costs of closing this transaction:

6.1.1      The fees and disbursements of its counsel, inspecting architect and engineer and any other consultants engaged by Purchaser, if any;

6.1.2      The cost of any premium charges for extended coverage or special endorsements to the Title Policy, including, any additional premium charge(s) for endorsements and/or deletion(s) of exception items and any cancellation charge(s) imposed by any title company in the event a title insurance policy is not issued, unless caused by willful default of Seller hereunder;

6.1.3      Any and all recording fees;

6.1.4      One-half (1/2) of any and all escrow fees;

6.1.5      Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction; and

6.1.6      All costs relating to the Survey, including, without limitation, its initial preparation and any update, recertification or changes thereto.

6.2      Seller’s Costs. Seller shall pay the following costs of closing this transaction:

6.2.1      The cost of the base owner’s Title Policy in the amount of the Purchase Price, but not any premium charges for extended coverage or special endorsements, including, any additional premium charge(s) for endorsements and/or deletion(s) of exception items;

6.2.2      One-half (1/2) of any and all escrow fees;

6.2.3      Any and all sales or use taxes relating to the transfer of personal property to Purchaser; and

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6.2.4    The fees and disbursements of Seller’s counsel.

6.3    Prorations.  The following shall be prorated as of the Closing Date and be adjusted against the Purchase Price due at Closing: (a) Rents and any other amounts actually collected from tenants (including common area charges) and other persons using or occupying the Property as of the Closing Date; (b) personal property taxes, installment payments of special assessment liens, sewer charges, utility charges (utility charges shall be prorated based on the last reading of meters prior to Closing performed at Seller’s request, if possible) and normally prorated operating expenses actually billed or paid as of the Closing Date; (c) amounts owed by Seller or paid under the Contracts described in Section 3.3 hereof as of the Closing Date; and (d) leasing commissions, finder’s fees, tenant improvement costs and other leasing costs agreed to be paid by the landlord under the leases shall be paid in full by Seller for each lease, lease renewal or lease modification entered into prior to the Effective Date (including, without limitation, the proposed lease with G-51 Capital Management LLC) (or if not so paid, Seller shall provide Purchaser with a credit at Closing for such amounts), and leasing commissions, finder’s fees, tenant improvement costs and other leasing costs agreed to be paid by the landlord under the leases for leases, lease renewals or lease modifications entered into on or after the Effective Date (excluding the proposed lease with G-51 Capital Management LLC) shall be paid in full by Purchaser to the extent disclosed to Purchaser before the Approval Date pursuant to Section 4.4 of this Agreement, or to the extent approved by Purchaser. In addition to the foregoing, Purchaser shall be entitled to receive a credit against the Purchase Price at Closing for the amount of any rental abatements or “free rent” periods attributable to periods from and after the Closing Date. Within one hundred eighty (180) days after the Closing, Purchaser and Seller will make a further adjustment for such rents, taxes or charges which may have accrued or been incurred prior to the Closing Date, but not billed or paid at that date; such obligations shall survive the Closing.

6.4    Taxes.  Real estate taxes and special assessments relating to the Property for the year in which Closing occurs shall be prorated as of the Closing Date, regardless of when such taxes are payable. If Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that, if the taxes and special assessments payable during the year in which Closing occurs are thereafter determined to be more or less than the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly (but no later than March 31, 2012, except in the case of an ongoing tax protest) shall adjust the proration of such taxes and special assessments, and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the deed delivered hereunder but shall survive the Closing. In the event the Property has been assessed for property tax purposes at such rates as could result in “roll back” taxes upon changes in land usage or ownership of the Property, Seller agrees to pay all such taxes and indemnity and save Purchaser harmless from and against any and all claims and liabilities for such taxes, which obligations shall survive the Closing.

6.5    Security Deposits.  Purchaser shall be credited at Closing for the amount of unapplied security deposits under the Leases. With respect to any unapplied security deposits which are in the form of a letter of credit (“Letters of Credit”), Seller shall, at no cost, expense or liability to Seller, concurrently with Closing, assign to Purchaser all of Seller’s rights and interests in such Letters of Credit pursuant to a written assignment reasonably acceptable to Seller and Purchaser and cooperate with Purchaser in effectuating such assignment. With respect to any

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Letters of Credit, at Closing Seller shall deliver to Purchaser the originals of said Letters of Credit and all documents supplementing or amending the same, and execute and deliver to Purchaser such documents as are necessary to assign (to the extent such Letters of Credit are assignable) the same to Purchaser and establish Purchaser as the new beneficiary thereunder at no cost, expense or liability to Seller, except that under no circumstances shall Seller have any obligation to present for payment any such Letters of Credit or to execute any documents that would accompany the presentment of any such Letters of Credit for payment. The provisions of this Section 6.5 shall survive the Closing.

6.6     Contractual Obligations.  Except for tenant improvement obligations which shall be governed by Section 6.3, Seller shall remain responsible for capital improvement contracts and other contracts pertaining to work of improvements entered into prior to Closing (or if any amounts due under such contracts are not paid prior to Closing, then Seller shall provide Purchaser with a credit at Closing for such amounts), except to the extent such contracts are Contracts assumed by Purchaser at Closing. The provisions of this Section 6.6 shall survive the Closing.

6.7     Additional Rent Reconciliation.  To the extent that any additional rent (including, without limitation, estimated payments for operating expenses and/or real estate taxes) (collectively, “Expenses”) is paid by tenants to landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Expenses to estimated payments is required to be performed at the end of a reconciliation period, Purchaser and Seller shall make an adjustment at the Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Expenses to the estimated payments at the Closing. If, as of the Closing, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Expenses as of the Closing, Purchaser shall receive a credit in the amount of such excess. If, as of the Closing, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Expenses as of the Closing, Purchaser shall deliver to Seller the amount of such deficiency within thirty (30) days of the reconciliation pursuant to which the tenants’ payments of such deficient amounts are received by Purchaser.

6.8     In General.  Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in Travis County, Texas.

6.9     Purpose and Intent.  Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 6 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing Date and Purchaser shall bear all such expenses and receive all such income accruing thereafter.

7.	DAMAGE, DESTRUCTION OR CONDEMNATION.

7.1     Material Event.  If, prior to Closing, the number of parking spaces on the Property are reduced by fifteen percent (15%) or more, or such reduction would result in a violation of applicable zoning laws, or covenants, conditions and restrictions affecting the Property, the buildings are damaged and the cost of repair exceeds $720,000.00 (as determined by Seller and its

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contractors in consultation with Purchaser) or access to the Property is materially and adversely affected, or is destroyed or taken under power of eminent domain and the cost or repair exceeds $720,000 (as determined by Seller and its contractors in consultation with Purchaser) (a “Material Event”), Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within seven (7) days after receiving notice of such destruction or taking. If Purchaser does not give such written notice within such seven (7) day period, this transaction shall be consummated on the date and at the Purchase Price provided for in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss. Notwithstanding the foregoing, if the Property suffers any damage or destruction that is an uninsured loss, then Purchaser may terminate this Agreement in which event the Deposit shall be refunded to Purchaser, and neither party shall have any further right or obligation hereunder other than the Surviving Obligations; provided, however, that Seller can supersede Purchaser’s termination right for such uninsured loss by providing a credit to Purchaser at Closing in the amount of the uninsured loss.

7.2        Immaterial Event.  If, prior to Closing, the Property is subject to a casualty or a condemnation event that is not a Material Event, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, or Seller’s rights to any portion of any condemnation award, in both cases, up to the amount of the Purchase Price and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

7.3        Termination and Return of Deposit.  If Purchaser elects to terminate this Agreement pursuant to this Section 7, and if Purchaser is not, on the date of such election, in default under the Agreement, Seller shall promptly direct the Title Company to return the Deposit to Purchaser, and neither party shall have any further liability hereunder except for the Surviving Obligations.

8.        NOTICES.  Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered or one (1) business day after pickup by Emery Air Freight, Airborne, Federal Express, or similar overnight express service, or by facsimile (only as provided below) in either case addressed to the parties at their respective addresses referenced below:

If Seller:	c/o INVESCO Real Estate
Three Galleria Tower, Suite 500
13155 Noel Road
Dallas, Texas 75240
Attention: Stephanie Bennett
Telephone: (972) 715-5893
Fax: (972) 715-5814

with a copy to:	Invesco Advisers, Inc.
Three Galleria Tower, Suite 500
13155 Noel Road
Dallas, Texas 75240
Attention: Keisha McGriff
Telephone: (972) 715-5873

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Fax: (972) 715-7474

with a copy to:	Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: Andrew L. Campbell, Esq. and
Nicole Graves, Esq.
Telephone: (214) 659-4511 (Campbell)
(214) 659-4653 (Graves)
Facsimile: (214) 659-4401 (Campbell)
(214) 659-4816 (Graves)
E-mail: andrewcampbell@andrewskurth.com
nicolegraves@andrewskurth.com

If Purchaser:	KBS Capital Advisors LLC
311 South Wacker Drive, Suite 6550
Chicago, IL 60606
Attention: Bill Rogalla
Telephone: (312) 360-1530
Facsimile: (312) 360-1544
Email: brogalla@kbsrealty.com

with a copy to:	Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attention: Bruce Fischer
Telephone: 949.732.6670
Facsimile:
Email: fischerb@gtlaw.com

If to Title Company:	Commonwealth Land Title Insurance Company
801 S. Figueroa Street, Suite 870
Los Angeles, CA 90017
Attention: Sean Cruz (Title Agent)
Telephone: (213) 330-3041
Facsimile:(213) 330-3081
Email: scruz@ltic.com

If to Title Company:	Commonwealth Land Title Insurance Company
4100 Newport Place Drive #120
Newport Beach, CA. 92660
Attention: Joy Eaton (Escrow Agent)
Telephone: (949) 724-3145
Facsimile: (949) 271-5762
Email: joyeaton@ltic.com

or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Except for facsimile notices between 9:00 a.m. and 5:00 p.m.

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Dallas time on a business day that are followed up by an overnight courier delivery, telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above.

9.	CLOSING AND ESCROW.

9.1     Escrow Instructions.  Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of the Agreement shall prevail.

9.2     Seller’s Deliveries.  Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

9.2.1    A Special Warranty Deed to the Property, in the form attached hereto as Exhibit 9.2.1, subject to the matters set out in Section 3.4 and other matters subsequently approved by Purchaser or Purchaser’s counsel.

9.2.2    A Bill of Sale in the form attached hereto as Exhibit 9.2.2.

9.2.3    An Assignment and Assumption of Leases in the form attached hereto as Exhibit 9.2.3.

9.2.4    An Assignment and Assumption of Contracts in the form attached hereto as Exhibit 9.2.4.

9.2.5    (i) The Leases described in Section 1.1.6 which are still in effect as of Closing and any new leases entered into pursuant to Section 4.4; and (ii) a current, uncertified listing of any tenant security deposits and prepaid rents held by Seller with respect to the Property.

9.2.6    An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.2.6.

9.2.7    A letter notifying tenants of the conveyance of the Property in the form attached hereto as Exhibit 9.2.7.

9.2.8    Seller’s standard owner’s affidavit, the form of which is attached hereto as Exhibit 9.2.8.

9.2.9    Copies of all Contracts which Purchaser has elected to assume or which are not terminable by Seller on or before the Closing Date.

9.2.10  All books and records at the Property held by or for the account of Seller, including, without limitation, plans and specifications, as available.

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A signed settlement statement (which shall be delivered to the Title Company, but not Purchaser).

9.2.10  The Letters of Credit described in Section 6.5 of this Agreement.

9.2.11  Any additional documents and/or instruments (signed by Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement or as Title Company may reasonably require.

9.3     Purchaser’s Deliveries.  At the Closing, Purchaser shall (i) pay Seller the Purchase Price; and (ii) execute the agreements referred to in Sections 9.2.2, 9.2.3, 9.2.4, and 9.2.7. In addition, Purchaser shall deliver any additional documents and/or instruments (signed by Purchaser and acknowledged, if appropriate) as may be necessary to comply with this Agreement and/or as Title Company may reasonably require.

9.4     Possession.  Purchaser shall be entitled to possession of the Property upon conclusion of the Closing.

9.5     Insurance.  Seller shall terminate its policies of insurance as of noon on the Closing Date, and Purchaser shall be responsible for obtaining its own insurance thereafter.

9.6     Post-Closing Collections.  Purchaser shall use commercially reasonable efforts during the five (5) month period immediately following Closing to collect and promptly remit to Seller rents or other amounts due Seller for the period prior to Closing. Seller acknowledges that Purchaser’s monthly billing of unpaid amounts shall be commercially reasonable efforts. Purchaser shall apply such rents or other amounts received, first for the account of Purchaser for amounts currently due to Purchaser; second, to Seller for any and all amounts due to Seller for periods prior to Closing; and the balance to be retained by Purchaser. If Purchaser uses its best efforts to collect past-due amounts owed to Seller for the first five (5) months after Closing but is unsuccessful, Seller shall have the right to collect delinquent rents thereafter, but in no event shall Seller have the right to evict any tenant or terminate any tenant’s lease. This Section shall survive the Closing.

10.	Default; Failure of Condition.

10.1     Purchaser Default.  If Purchaser shall become in breach of or default under this Agreement and Purchaser fails to acquire the Property when it is obligated to do so and the breach or default continues beyond the expiration of the cure period, if any, provided in Section 11.6 hereof, the Deposit shall be retained by Seller as liquidated damages, and both parties shall be relieved of and released from any further liability hereunder except for the Surviving Obligations. Seller and Purchaser agree that the Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller’s removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture. For any other default or breach of the Agreement (other than a failure to acquire the Property when Purchaser is obligated to do so) that continues beyond the expiration of the applicable notice and cure period, Seller may pursue any and all remedies available at law or in equity, including but not limited to the rights, remedies and indemnities available under this Agreement.

10.2     Seller Default.  If Seller shall refuse or fail to convey the Property as herein provided for any reason other than (a) a default by Purchaser and the expiration of the cure period, if any,

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provided under Section 11.6 hereof; (b) the existence of a Pending Default (as defined in and contemplated by Section 11.6); or (c) any other provision of this Agreement which permits Seller to terminate this Agreement or otherwise relieves Seller of the obligation to convey the Property, Purchaser shall elect as its sole and exclusive remedy hereunder either to (i) terminate the Agreement and recover the Deposit, and to the extent the default by Seller is a willful default by Seller, Purchaser shall be entitled to a reimbursement from Seller of Purchaser’s actual third party out-of-pocket expenses incurred in connection with this Agreement not to exceed $50,000 in the aggregate, or; (ii) within thirty (30) days of Seller’s default, to enforce Seller’s obligations to convey the Property by delivering written notice to Seller which describes such default and states Purchaser’s election to enforce specific performance and actually filing suit within such 30-day period, provided if such limitation on the time period to file suit is prohibited or limited by law, the time period shall be extended to the minimum limitation period allowed by law, and provided that no such action in specific performance shall seek to require Seller to do any of the following: (1) change the condition of the Property or restore the same after any fire or other casualty; (2) subject to Section 10.3 below and Section 3.2 above, expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a survey of the Property; or (3) secure any permit, approval, or consent with respect to the Property or Seller’s conveyance of the Property. Purchaser waives any right to receive damages as a result of Seller’s default.

10.3        Failure of Condition.  If, prior to Closing, Seller discloses to Purchaser or Purchaser discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances; or (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Closing Date, will be untrue, then Purchaser may promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for fourteen (14) days and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property on the basis of matters set out in Section 3.4 above. The parties acknowledge and agree that Seller shall have no obligation to cure any objection within (i) or (ii) above. If Purchaser fails to waive any such objection within ten (10) days after notice from Seller that Seller will not cure the objection, this Agreement will terminate automatically and Seller shall promptly direct the Title Company to return the Deposit to Purchaser, provided that Purchaser shall not be in default hereunder, and neither party shall have any liability to the other except for the Surviving Obligations.

11. MISCELLANEOUS.

11.1        Entire Agreement.  This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

11.2        Severability; Construction.  If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law. All dollar amounts stated in this Agreement are U.S. dollar amounts. The normal rule of construction that any ambiguities be resolved against the

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drafting party shall not apply to the interpretation of this Agreement or any exhibits or amendments hereto.

11.3        Applicable Law; Venue.        THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES. THIS AGREEMENT IS PERFORMABLE IN AND EXCLUSIVE VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO SHALL LIE IN THE STATE COURT FOR THE COUNTY IN WHICH THE LAND IS LOCATED, OR, IF APPLICABLE, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE LAND IS LOCATED, WITHOUT REGARD TO CONFLICTS IN LAW.

11.4        Assignability.  Except for an assignment to a wholly owned subsidiary of Purchaser or to an entity to which Purchaser acts as the investment advisor (for which Seller’s consent shall not be required so long as such entity complies with the requirements of Section 11.22 of this Agreement), Purchaser may not assign this Agreement without first obtaining Seller’s written consent. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto. If Purchaser requests Seller’s written consent to any assignment, Purchaser shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with the name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.

11.5        Successors Bound.  This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

11.6        Breach.  Should either party be in breach of or default under or otherwise fail to comply with any of the terms of this Agreement, except as otherwise provided in this Agreement, the complying party shall have the option to cancel this Agreement upon ten (10) days written notice to the other party of the alleged breach, default or failure by such other party to cure such breach within such ten (10) day period. The non-defaulting party shall promptly notify the defaulting party in writing of any such alleged breach, default or failure upon obtaining knowledge thereof. The Closing Date shall be extended to the extent necessary to afford the defaulting party the full ten-day period within which to cure such breach, default or failure; provided, however, that the failure or refusal by a party to perform on the scheduled Closing Date (except in respect of a Pending Default by the other party) shall be deemed to be an immediate default without the necessity of notice; and provided further, that if the Closing Date shall have been once extended as a result of default by a party, such party shall be not be entitled to any further notice or cure rights with respect to that or any other default. For purposes of this Section 11.6, a “Pending Default” shall be a default for which (i) written notice was given by the non-defaulting party, and (ii) the cure period extends beyond the scheduled Closing Date.

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11.7          No Public Disclosure.  Neither Seller nor Purchaser shall make any public disclosure of the terms of this transaction, either before or after Closing, without the prior written consent of the other, except that Purchaser may discuss the transaction in confidence with proposed joint venturers or prospective mortgagees or otherwise as required by applicable law and Seller may discuss and disclose the transaction with its partners, lenders, investors, and investment advisors. The provisions of this Section 11.7 shall survive Closing and any termination of this Agreement. Notwithstanding any other term of this Agreement, the provisions of this Section 3.1.4 shall survive Closing or the termination of this Agreement. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with any governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealer in the REIT’s broker/dealer network and any of the REIT’s investors.

11.8          Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

11.9          Attorneys’ Fees.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

11.10        No Partnership.  Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

11.11        Time of Essence.  Time is of the essence in this Agreement.

11.12        Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

11.13        Recordation.  Purchaser and Seller agree not to record this Agreement or any memorandum hereof. The terms of this Section 11.13 shall survive any termination of this Agreement.

11.14        Proper Execution.  The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and the Deposit shall have been received by the Title Company and a counterpart thereof shall have been delivered to Purchaser.

11.15        Tax Protest.  If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property

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with respect to any period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less the equitable prorated costs of collection. The terms of this Section 11.15 shall survive the Closing.

11.16        Survival and Limitation of Representations and Warranties; Seller’s Knowledge.  The representations and warranties set forth in this Agreement are made as of the date of this Agreement and are remade as of the Closing Date and Section 5.1 shall survive the Closing but written notification of any claim arising therefrom must be received by Seller within nine (9) months of the Closing Date or such claim shall be forever barred and Seller shall have no liability with respect thereto. The aggregate liability of Seller for breach of any representations and warranties shall not exceed $540,000; and recovery of actual damages up to that amount is Purchaser’s sole and exclusive remedy for any such breach; provided, however, Seller shall have no liability to Purchaser for matters disclosed by Seller or discovered by Purchaser prior to Closing. For matters disclosed or discovered prior to Closing, Purchaser’s sole rights and remedies shall be as set forth in Section 10.3. Whenever a representation or warranty is made in this Agreement on the basis of the best knowledge of Seller, such representation and warranty is made with the exclusion of any facts otherwise known or disclosed to Purchaser (provided, if Purchaser obtains knowledge of a fact or condition that would otherwise make a representation or warranty of Seller untrue, but for this provision, for purposes of Section 5.4 only, such representation shall not be deemed to be correct), and is made solely on the basis of the actual knowledge without inquiry or investigation of Asset Manager; provided, however, that such individual shall have no personal liability with respect to any such representation or warranty. The provisions of this Section 11.16 shall survive the Closing.

11.17        No Processing.  Without Seller’s prior written consent, until the Closing, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof, or have any communications with any governmental agency or official relating to the condition (environmental or otherwise) of the Property; provided, however, that Purchaser may make routine contact with applicable governmental agencies for purposes of obtaining customary zoning letters.

11.18        Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Dallas, Texas time.

11.19        Section 1031 Exchange.  Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to § 1031 of the Code, provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement, (b) the exchanging party shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary, (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the

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other party; (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange (such payment obligation shall survive Closing or any termination of this Agreement); and (e) the non-exchanging party shall not be required to execute any documents in connection with the Exchange other than a simple consent. Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with §1031 of the Code.

11.20        Limitation of Liability.  Purchaser hereby acknowledges and agrees that in no event shall any partner, member, manager, shareholder, or officer of Seller ever be liable to Purchaser as a result of a breach of this Agreement, and Purchaser agrees to look solely to Seller for satisfaction of any claim, loss or damage. The provisions of this Section 11.20 shall survive Closing or any termination of this Agreement.

11.21        Jury Waiver.  PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING OF TERMINATION OF THIS AGREEMENT.

11.22        Prohibited Persons and Transactions.  Each of Seller and Purchaser represents to the other that neither it, nor any of its respective partners, members, shareholders or other equity owners, is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities. The foregoing representations shall survive Closing and any termination of this Agreement.

11.23        Merger Provision.  Except as otherwise expressly provided herein, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

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11.24        Cooperation with S-X 3-14 Audit.  Seller acknowledges that Purchaser is a publicly owned real estate investment trust. As a publicly owned real estate investment trust, Purchaser is obligated to, among other things, make certain filings with the Securities Exchange Commission, including, without limitation, an audit of the Property’s financial records that related to the most recent pre-acquisition fiscal year. Prior to the Effective Date of this Agreement, Seller has provided Purchaser with the due diligence items Purchaser requires in order to assist the Purchaser or its permitted assignee in preparing its SEC Filings. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall continue to reasonably cooperate with Purchaser or its permitted assignee regarding document production at no cost or expense to Seller and without otherwise increasing Seller’s obligations or liability under this Agreement. In no event shall Seller provide or be obligated to provide to any accounting firm a representation letter or similar letter in connection with the 3-14 audit described above; provided, however, that Seller agrees to submit to Property Manager the questionnaire which is attached hereto as Exhibit 11.24 (the “Questionnaire”). If Purchaser does not receive a response to the Questionnaire from Property Manager prior to the Approval Date, or if the information in the Property Manager’s response is untrue or inaccurate in any way, or if Purchaser is not satisfied with Property Manager’s response to the Questionnaire for any reason, Purchaser may, as its sole and exclusive remedy, terminate this Agreement upon written notice delivered to Seller on or before the Approval Date, whereupon the Deposit shall be refunded to Purchaser and neither party shall have any further obligations hereunder except for the Surviving Obligations. Nothing contained herein or in the Questionnaire shall amend, alter or otherwise modify the other terms and conditions set forth in Section 11.16 of this Agreement, nor shall the Questionnaire be construed as a representation or warranty by Seller or be construed to bind Seller or otherwise make Seller liable or responsible for the response or lack of response set forth in the Questionnaire. Seller shall have no liability to Purchaser in the event the Questionnaire is not executed or returned by Property Manager.

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the Effective Date.

SELLER:	LAS CIMAS IV LIMITED PARTNERSHIP, a Delaware limited partnership, d/b/a in Texas as LC IV Limited Partnership

	By:	LINCOLN-LAS CIMAS 4 LTD., a Texas limited partnership, its general partner

		By:		Lincoln GP Las Cimas 4, Inc., a Texas corporation, its general partner

			By:	/s/ authorized signatory
Name:
			Its:	VP

By execution hereof, the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:	/s/ Joy Eaton
Name:	Joy Eaton
Title:	Sr. Commercial Escrow Officer

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PURCHASER:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

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Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 1.1.1

LEGAL DESCRIPTION

A DESCRIPTION OF A 9.691 ACRE (APPROX. 422,160 S.F.) TRACT OF LAND IN THE JOHN SWESEY SURVEY NO. 506, TRAVIS COUNTY, TEXAS, BEING ALL OF A 9.691 ACRE TRACT OF LAND DESCRIBED IN A SPECIAL WARRANTY DEED TO LINCOLN-LAS CIMAS 4 LTD., DATED NOVEMBER 30, 2006, AND RECORDED UNDER DOCUMENT NO. 2007048514 OF THE OFFICIAL PUBLIC RECORDS OF TRAVIS COUNTY, TEXAS; SAID 9.691 ACRES BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a  1/2” rebar with cap set in the west right-of-way line of Capital of Texas Highway Loop 360, (right-of-way width varies), for the northeast corner of said 9.691 acre tract and the southeast corner of Lot 5A, Block A, Amended Plat of Block A of Las Cimas Office Park, a subdivision of record in Volume 102, Page 167 of the Plat Records of Travis County, Texas, from which a concrete highway monument found for an angle point in the west right-of-way line of Capital of Texas Highway Loop 360 and the east line of said Lot 5A bears North 31°26’52” West, a distance of 340.09 feet;

THENCE with the west right-of-way line of said Capital of Texas Highway and the east line of the 9.651 acre tract, the following two (2) courses:

South 31°26’52” East, a distance of 319.67 feet to a concrete highway monument found;

South 31°45’03” East, a distance of 30.01 feet to a  1/2” rebar found for the southeast corner of the 9.691 acre tract and the northeast corner of a 37.25 acre tract of land described in Volume 3977, Page 884 of the Deed Records of Travis County, Texas;

THENCE North 80°05’13” West, with the south line of the 9.691 acre tract and the north line of said 37.25 acre tract, a distance of 1764.18 feet to a  1/2” rebar with Chaparral cap found for the southwest corner of the 9.651 acre tract, the northwest corner of the 37.25 acre tract, the northeast corner of Lot 18, Block N, The Hills of Lost Creek Section Four Phase A, a subdivision of record in Volume 83, Page 15 of the Plat Records of Travis County, Texas, and also being the southeast corner of Lot 19, Block N, The Hills of Lost Creek Section Four, Phase A;

THENCE North 28°22’49” East, with the west line of the 9.691 acre tract and the east line of said Lot 19, passing at a distance of 94.89 feet a  1/2” rebar found for the northeast corner of Lot 19 and the termination of the south right-of-way line of Whitemarsh Valley Walk (60’ right-of-way), and continuing an additional distance of 62.94 feet to a P.K. nail found for the termination of the north right-of-way line of Whitemarsh Valley Walk, and the southeast corner of Lot 1A, Block Q, Amended Plat of Lot 11, Camelot Section One and Lots 1 and 2, Block Q, The Hills of Lost Creek Section Four, Phase A, a subdivision of record in Document No. 199900320 of the

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Official Public Records of Travis County, Texas, and continuing for a total distance of 278.30 feet to a  1/2” rebar found for the northwest corner of the 9.691 acre tract, being an angle point in the east line of said Lot 1A;

THENCE South 80°01’22” East, with the north line of the 9.691 acre tract, passing at 0.87 feet a  1/2” iron pipe found for an angle point in the east line of Lot 1A, being also the southwest corner of Lot 2, Block B, Las Cimas Office Park, a subdivision of record in Volume 86, Page 189A of the Plat Records of Travis County, Texas, and continuing an additional distance of 264.24 feet to a  1/2” rebar with Chaparral cap found for the termination of the west right-of-way line of Las Cimas Parkway (90 foot right-of-way width) and the southeast corner of said Lot 2, and continuing with the north line of the 9.691 acre tract and the south line of said Amended Plat of Block A, of Las Cimas Office Park, a total distance of 1444.84 feet to the POINT OF BEGINNING, containing 9.691 acres of land, more or less.

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EXHIBIT 1.1.3

SCHEDULE OF PERSONAL PROPERTY

Las Cimas IV

Personal Property List

Description	Quantity
30X72 Table	2
Folding Chair	2
Elevator pads (per set)	2
Trash Can/Ash Urn	5
Ash Urn - I5in pot	1
Rubbermaid Trash Can	2
Samsung Syncmaster 400 PX 40” LCD screen	1
Dell OptiPlex GX 745 Minitower	1
Dell Optiplex 755 computer w/monitor	1
Dell Vostro 200 computer w/monitor	1
Epson All CX9400F Printer	1
Linksys	1
Key Cabinet	2
Extension Cord	1
Surge Protector	1
Plunger	1
Sand (70 lb.)	2
Clothes	8
Stainless Steel Cleaner	1
Wet Vac	1
6’ Ladder	1
Allen Wrench Set	1
Screw Driver Set	1

Description	Quantity
Flashlight	1
WD40	1
Peg board with pegs	1
20” Box Fan	1
15” Shelf	1
Pole Light Changer	1
C Batteries	1
Wire Cutters	1
8” Husky Wrench	1
Hex Wrench	1
Volt Tester	1
Electric Tape	2
Anchors	1
Utility Knife	1
Hammer	1
50’ Extension Cord	1
Moonlite (for storage room)	1
AA Batteries	1
3 piece Plier Set	1
6v Batteries	1
Closer Force Gauge	1
Post Digger	1
2 Gallon Wet Vac	1

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EXHIBIT 1.1.6

SCHEDULE OF LEASES

Las Cimas IV

Tenants

Tenant Name	Security Deposit
Eltekon Holdings, LLC	$3,818.92
Intersil Coporation
Lincoln Southwest, Inc.
Martin, Disiere, Jefferson, Wisdom L.L.P.	$7,373.20
Richard James Phillips & Company LLC	$6,747.76
Skyonic Corporation	LOC on file
SWBC Investment Company	$7,978.99
TAOS, Inc.	$11,103.71
TCG Group Holdings	$35,322.63
US Risk Insurance Group, Inc.	$14,835.00
Vitesse Corporation
Wilson Sonsini Goodrich & Rosati	$288,036.36

*** Martin Disiere Jefferson Wisdom original security deposit of $14,905.96 is forthcoming

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EXHIBIT 3.3

SCHEDULE OF CONTRACTS

Las Cimas IV

Service Contracts

Provider	Service	Date Agreement
Clean Scapes	landscape	3/1 2/2008
Nalco	chemical treatment	7/18/2011
Central TX Air	HVAC	12/20/2009
Bug Master	exterminating	3/14/2008
Thyssenkrupp	elevator	1/16/2009
Angus Systems	work order program	1/30/2008
Global Maintenance	janitorial	2/11/2008
Texas Disposal Systems	trash removal	1/30/2008
Balcones Recycling	recycle	2/19/2008
Mid America Metals	metal refinishing	3/8/2011
Smith Protective Services	security	2/15/2008
Plant Interscapes	interior plants	7/1/2008

Services that are on a month-to-month

Elk Electric	fire alarm monitoring
Joe Fly	filter change
JPM Enterprise	carpet cleaning
Sweep Across Texas	sweeping

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EXHIBIT 4.6

FORM OF TENANT ESTOPPEL CERTIFICATE

[ESTOPPELS FOR ALL TENANTS TO BE ATTACHED AS EXHIBIT 4.6 IN LIEU OF FORM BELOW]

The purpose of this certificate is to confirm the current status of matters relating to the lease described below. It is for the benefit of the owner or prospective purchaser or mortgagee of the Building in which the Premises are located.

1.            The undersigned is the Tenant under a lease (the “Lease”) between                                                      , as Landlord, and,                                                      , as Tenant, dated on Premises locally known as the                                          building (the “Building”) and located at                                         , in                                         , Texas. A copy of the fully executed Lease and any amendments or modifications thereto are attached. There are no other modifications or amendments to the Lease. The dates of any amendments or modifications are: (put “none” if inapplicable)                                              .

2.            There are no unfulfilled written or verbal promises, representations, or warranties by Landlord.

3.            There are no subleases of the Premises or any portions thereof, nor there are any assignments of Tenant’s interest under the Lease.

4.            The Lease (together with any amendments or modifications referred to above) is in good standing and in full force and effect. Landlord is not in default. Tenant agrees to give notice of any Landlord default to any purchaser or lender making written requests to Tenant for same.

5.            Except for rents (if any) which may be due under the Lease for the current month, there are no rents or other charges which have been prepaid by the undersigned Tenant to Landlord under the Lease other than the following:

6.            The amount of security deposit currently posted by Tenant with Landlord is $                    .

7.            Tenant’s pro rata share of the entire property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is                 %. Tenant is obligated to pay                 % of all operating expenses and real estate taxes.

8.            Tenant acknowledges that the space being leased consists of rentable square feet according to the Lease, that the improvements to be constructed by or at the expense of Landlord have been satisfactorily completed, that any tenant improvement allowance (or any other allowance) payable by Landlord to Tenant has been paid by Landlord to Tenant in full, that the lease space has been accepted by Tenant, that Tenant now occupies the lease space, and that the commencement date for the Lease Term was                                         .

9.            There are no rents which are due and unpaid. Rents are fully paid (if required by the Lease) through the last day of the month in which this estoppel certificate has been executed.

10.         There are no known offsets or credits against rents. There is no known right of rescission and no known defense to Tenant’s future obligations to pay the specified rents at the times and in accordance

EXHIBIT 4.6 PURCHASE AND SALE AGREEMENT	Page 34
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

with the Lease Terms. Tenant has not received any concession (rent or otherwise) or similar compensation which is presently in effect, except as follows:                                                      .

11.         Tenant has no option or right to purchase the property in which the Premises are located. Tenant has no option or right to extend the term of the Lease, right to acquire additional space or right to terminate the Lease, except as expressly set forth in the Lease.

12.         Tenant has not: (a) made a general assignment for the benefit of creditors; and (b) commenced any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (c) had any involuntary case, proceeding, or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (d) concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or (e) had a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of its property or had any court take jurisdiction of any other of its property.

13.         Tenant agrees to furnish Landlord with estoppel letters on this form within 10 days (stating the then-current facts) after written request by Landlord or subsequent owners of the Building.

14.         Tenant acknowledges that, upon 10 days’ prior written request of Landlord’s mortgagee at any time after foreclosure proceedings or a deed in lieu of foreclosure, Tenant shall attorn to the mortgage or foreclosure purchaser by recognizing such new owner as Landlord under the Lease provided that such purchaser shall recognize the rights of tenant under the Lease as long as tenant is not in default. The agreement of Tenant to attorn shall survive any foreclosure sale or deed in lieu of foreclosure. Tenant shall, upon 10 days’ written notice from Landlord’s mortgagee anytime before or after foreclosure sale, execute, acknowledge, and deliver to Landlord’s mortgagee all instruments and certificates that in the reasonable judgment of Landlord’s mortgagee may be necessary or proper to confirm such attornment.

15.         Tenant acknowledges that this estoppel certificate and the statements therein may be conclusively relied upon by Landlord and by any prospective purchaser or lender/mortgagee of the Premises.

16.         The form of this estoppel certificate may vary, depending on lender or purchaser requirements. It is agreed that this certificate may be modified to conform to reasonable requests by lenders or purchasers.

17.         This agreement shall be binding upon and shall inure to the benefit of the Landlord, any present or future mortgagee, any prospective buyer or master Tenant of the property, and their successors and assigns.

Dated this                      day of                                          ,20        .

TENANT:

By:

EXHIBIT 4.6 PURCHASE AND SALE AGREEMENT	Page 35
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

Name:
Title:

EXHIBIT 4.6 PURCHASE AND SALE AGREEMENT	Page 36
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 9.2.1

SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER AND DRIVER’S LICENSE NUMBER.

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF TRAVIS	§

LAS CIMAS IV LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called “Grantor”), whose address is c/o Invesco Real Estate, Three Galleria Tower, Suite 500, 13155 Noel Road, Dallas, Texas 75240, Attention: Asset Management, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by                                               (hereinafter called “Grantee”), whose address is                                                                          , the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee the real property described in Exhibit A attached hereto and made a part hereof, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property, all buildings and other improvements situated thereon, all fixtures and other property affixed thereto and all right, title and interest of Grantor in and to adjacent streets, alleys and rights-of-way, subject to the encumbrances described in Exhibit B attached hereto and made a part hereof (hereinafter called the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the herein described property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns, forever, and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the said premises unto Grantee, its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through, or under Grantor, but not otherwise, subject however, to the Permitted Encumbrances.

Grantee hereby assumes the payment of 2011 ad valorem taxes on the herein described property.

EXHIBIT 9.2.1 PURCHASE AND SALE AGREEMENT	Page 37
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

IN WITNESS WHEREOF, this Deed is executed by Grantor on this              day of                     , to be effective as of                     ,             .

LAS CIMAS IV LIMITED PARTNERSHIP, a Delaware limited partnership, d/b/a in Texas as LC IV Limited Partnership

By:	LINCOLN-LAS CIMAS 4 LTD., a Texas limited partnership, its general partner

	By:	Lincoln GP Las Cimas 4, Inc., a Texas corporation, its general partner

By:
Name:
Its:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on                      , 2011 by                                                  , as the                          of Lincoln GP Las Cimas 4, Inc., a Texas corporation, as the general partner of Lincoln-Las Cimas 4, Ltd., a Texas limited partnership, as the general partner of Las Cimas IV Limited Partnership, a Delaware limited partnership, on behalf of said limited partnership.

Notary Public, State of Texas

My Commission Expires:

EXHIBIT 9.2.1 PURCHASE AND SALE AGREEMENT	Page 38
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT A

To Special Warranty Deed

PROPERTY DESCRIPTION

EXHIBIT 9.2.1 PURCHASE AND SALE AGREEMENT	Page 39
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT B

To Special Warranty Deed

1.            Real property taxes and assessments for the year 2011 and thereafter, not yet due and payable.

2.            Zoning and other regulatory laws and ordinances affecting the Property.

3.            Matters which would be disclosed by a current survey.

4.            Easements, rights of way, limitations, conditions, covenants, restrictions, and all other matters.

[LIST ANY OTHER PERMITTED ENCUMBRANCES, IF NECESSARY, INCLUDING ALL MATTERS SET FORTH IN SELLER’S VESTING DEED]

TOGETHER with, all and singular, tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining.

EXHIBIT 9.2.1 PURCHASE AND SALE AGREEMENT	Page 40
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 9.2.2

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                                                                                               , a                                                                                           (the “Seller”), hereby conveys to                                                                  , a                                                                          (the “Purchaser”), all of Seller’s right, title and interest in and to those certain items of personal property described on Exhibit A attached hereto and made a part hereof (the “Personal Property”) relating to certain real property known as                                                                              ,                                                              ,                                                                  .

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, but not limited to: title; merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser accepts the Personal Property on an “AS IS, WHERE IS” basis, and “WITH ALL FAULTS.”

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of the              day of                     ,             .

a

By:
a
its

By:
Name
Title

EXHIBIT 9.2.2 PURCHASE AND SALE AGREEMENT	Page 41
Las Cimas 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 9.2.3

ASSIGNMENT AND ASSUMPTION OF LEASES

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged,                                                          , a                             (the “Assignor”), hereby assigns and delegates to                                                      , a                                                      (the “Assignee”), and Assignee hereby agrees to assume and accept the assignment and delegation of all of Assignor’s right, title and interest in and to and obligations under the leases first occurring and arising on or after the date hereof and the security deposits held by Assignor relating to the property known as                                                       and more particularly described on Exhibit A attached hereto. The leases and security deposits are listed on Exhibit B attached hereto.

Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, first occurring and arising on or after the date hereof, and arising out of the Assignee’s obligations under such leases.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the              day of             ,             .

ASSIGNOR:

a

By:

a

its

By:

Name

Title

ASSIGNEE:

EXHIBIT 9.2.3 PURCHASE AND SALE AGREEMENT	Page 42
Las Cimas 900 SA. Capital of Texas Highway, Austin, Texas

a

By:
a

its

By:

Name

Title

EXHIBIT 9.2.3 PURCHASE AND SALE AGREEMENT	Page 43
Las Cimas 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 9.2.4

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

In consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                                                                                                       , a                                                           (“Assignor”), hereby assigns and delegates to                                                          , a                                                          (the “Assignee”), with an office and place of business at                                              ,                                              ,                                              , and Assignee hereby assumes and accepts the assignment and delegation of all of Assignor’s right, title and interest in and to the contracts first accruing and arising on and after the date hereof described on Exhibit A attached hereto relating to certain real property known as                                                           and located at                                                          ,                                                          ,                                                          , and Assignee hereby accepts such assignment.

Assignee hereby agrees to hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, first accruing and arising on and after the date hereof and arising out of the Assignee’s obligations under the contracts described in Exhibit A.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the              day of             ,             .

ASSIGNOR:

a

By:

a

its

By:

Name

Title

EXHIBIT 9.2.4 PURCHASE AND SALE AGREEMENT	Page 44
Las Cimas 900 SA. Capital of Texas Highway, Austin, Texas

ASSIGNEE:

a

By:

a

its

By:

Name

Title

EXHIBIT 9.2.4 PURCHASE AND SALE AGREEMENT	Page 45
Las Cimas 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 9.2.6

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT

AND REAL PROPERTY TAX ACT

LAS CIMAS IV LIMITED PARTNERSHIP, a Delaware limited partnership, d/b/a in Texas as LC IV Limited Partnership (“Transferor”), the transferor of the real property described in Exhibit A attached hereto, hereby certifies as follows:

1.            Transferor’s United States taxpayer identification number is                     .

2.            Transferor is not a “disregarded entity” as defined in Treasury Regulations, Section 1.1445-2(b)(2)(iii).

3.            Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Treasury Regulations).

Transferor understands that the purchaser of such real property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.

LAS CIMAS IV LIMITED PARTNERSHIP, a Delaware limited partnership, d/b/a in Texas as LC IV Limited Partnership

By:	LINCOLN-LAS CIMAS 4 LTD., a Texas limited partnership, its general partner

	By:	Lincoln GP Las Cimas 4, Inc., a Texas corporation, its general partner

By:
Name:
Its:

EXHIBIT 9.2.6 PURCHASE AND SALE AGREEMENT	Page 46
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 9.2.7

TENANT NOTICE LETTER

                             , 2011

RE:	Your Lease (the “Lease”) at Las Cimas IV, located at 900 S. Capital of Texas Highway, Suite , Austin, Travis County, Texas, (the “Property”)

Dear Tenant:

You are hereby notified that Las Cimas IV Limited Partnership (“Seller”), as owner of the Property and the current landlord under the Lease, has sold the Property to                                                                   (“New Owner”), as of the date of this letter. In connection with such sale, Seller has assigned and transferred its interest in the Lease and all security deposits relating thereto to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder from and after such date). Accordingly, (a) all your obligations under the Lease from and after the date of this letter shall be performable for the benefit of New Owner, and (b) all the obligations of landlord under the Lease accruing on and after the date of this letter, including any obligations to repay or account for any security deposits thereunder, shall be the binding obligation of New Owner. The amount of the security deposit received by New Owner and being held by New Owner with respect to the Lease is $                        .

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is as set forth on Exhibit A hereto.

SELLER:	LAS CIMAS IV LIMITED PARTNERSHIP, a Delaware limited partnership, d/b/a in Texas as LC IV Limited Partnership

	By:	LINCOLN-LAS CIMAS 4 LTD., a Texas limited partnership, its general partner

		By:	Lincoln GP Las Cimas 4, Inc., a Texas corporation, its general partner

By:	____________________________
Name:	____________________________

EXHIBIT 9.2.7 PURCHASE AND SALE AGREEMENT	Page 47
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

Its:	_____________________________________

NEW OWNER:	______________________________________

By:
Name:
Its:

EXHIBIT 9.2.7 PURCHASE AND SALE AGREEMENT	Page 48
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

Exhibit A

Address of New Owner:

EXHIBIT 9.2.7 PURCHASE AND SALE AGREEMENT	Page 49
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 9.2.8

FORM OF OWNER’S AFFIDAVIT

                             , a                  (“Seller”), hereby certifies that, to its current actual knowledge, as of the date hereof:

1.         Seller is the owner of certain real property located in                                              , further described in Title Commitment [G.F. / Commitment] No.                              (the “Property”).

2.         During the period of ninety (90) days immediately preceding the date of this affidavit, no work has been done, and no materials have been furnished, by or at the request of Seller and in connection with the erection, repair, or removal of any building or other structure on said premises or in connection with the improvement of said premises in any manner whatsoever, in each case that have not been paid for.

3.         Only Seller and the tenants set forth on Schedule 1 actually possess or have the right to possess the Property.

4.         Seller is validly formed and existing under the laws of the state of its organization and is in good standing in the state of its organization and the state in which the Property is located. No proceeding is pending for Seller’s dissolution.

DATED as of this        day of                 , 20    , at Dallas, Texas.

AFFIANT:	, a

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

SUBSCRIBED AND SWORN TO before me this          day of                     , 20    .

[SEAL]

Notary Public in and for the State of Texas

Printed Name: ________________________________________

My commission expires: ________________________________

EXHIBIT 9.2.8 PURCHASE AND SALE AGREEMENT	Page 50
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

EXHIBIT 11.24

3-14 QUESTIONNAIRE

REIT

Property Services Questionnaire

Re: Las Cimas

(Name of Property)

This questionnaire will be used to ascertain all the sources of this partnership property (the “Property”) income and the exact nature and extent of the duties and services performed or to be performed by staff and other employees of the Property. The premises are currently owned, or will be acquired by, a real estate investment trust (“REIT”) which has certain restrictions placed upon it with respect to the nature and extent of services it may provide to tenants.

Please answer the following inquiries as completely and specifically as possible.

1.        What is the name, telephone number, and address of the manager of the Property?

2.        Is the amount of any rent received based on the net income, rather than based on a percentage of gross sales or receipts, of any person or tenant, such as fixed rent plus a percentage of the profits of a company? What percentage of the rents are based on gross sales?

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 51
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

3.

Is any personal property leased to tenants in connection with the real property being leased, such as (equipment, appliances, light fixtures, etc.) owned by the landlord? If so, what is the cost and fair market value of such personal property for federal income tax purposes?

	No	Yes

Personal Property

Describe items and structure of lease:

Is there any other property leased to tenants not listed above? (e.g., items similar to those listed in question 4, below). Please describe.

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 52
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

4.	Does the Property owner provide any of the following items or is space rented to a third party provider of these services?

	No	Yes

Pay Telephones

Vending Machines

Laundry Machines

Photocopiers

Photo Booths

Fax Machines

Stamp Machines

Video Arcade Machines

Amusement Machines/Rides

Strollers

Wheelchairs

Advertising on Property

Pushcarts

Credit Card Company

Do employees of the Property own or maintain equipment and/or collect income directly from such items and services? Are any additional services provided by the Property owner in connection with any of the above-listed items (e.g., pick-up or delivery service or attendants for wheelchairs), whether or not a fee is charged? Please describe.

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 53
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

Are there any other items not listed above that are provided by the Property owner?

5.	Do the Property owners provide or perform any of the following courtesies for tenants?

	No	Yes

Fax

Computer

Copier

Typewriter

Jumper cables

Minor or emergency repairs or cleanups

Small tools

Vacuums

Notary public services

Mail drop-off or pick-up

Package drop-off or pick-up

Referrals

Issuing gift certificates

Gift wrapping

Car wash area

Loading dock space

Dry cleaning drop-off or pick -up

Ticket holding

Shuttle service

Other

Provide Details:

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 54
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

Do the Property owners provided any courtesies not listed above?

6.	Does the Property owner engage in any of the following marketing or promotional activities for the Property?

	No	Yes
Administration of or contribution to a marketing or merchants’ association

Hold special events or displays

Host seasonal or special shows

Distribute promotional literature

Provide meeting space, copier machines or secretarial staff to a merchants’ association

For each positive response to the activities above, please describe the activity and whether any fees are received for these activities.

Does the Property owner engage in any other promotional or marketing activity not listed above? If so, describe.

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 55
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

7.	Do property owners receive any amounts for providing any of the following products or services?

	No	Yes

Shopping Bags

Lottery Tickets

Tokens for Transportation

Photographs (i.e. child with Santa)

Tee-shirts

Internet Access Service

E-mail

Other On-line Services

Safety and Security System Services

Environmental Control System Services

Access Lines

Novelty Items

Key Replacement

Lock-out Service

Lock Changing

Use of REIT Trademark or Logo

Discount Shopping Coupons

Describe items and amounts

Do the property Owners receive any amounts from items not listed above?

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 56
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

8.	Does the Property owner provide the tenants with any of the following utility services?

	No	Yes

Electricity

Gas

Water

Sewer

Telecommunication Services:

Cable

Telephone

Internet Access

News Services

E-mail

On-line Conferencing

Safety and Security System Services

Intercoms

Environmental Control Systems

Security Alarms

Other

Does the Property owner “master meter” any of these services and then allocate the actual cost of the service to each tenant? If yes, are there many other properties in your geographic area of a class similar to the Property which also use a “master meter” and allocation system? Does the owner realize any profit from a master metering system? Are there any special services, such as chilled water, or the provision of special security devices that the owner provided to any tenants? If so, is a fee charged for these special services? Describe fees, services, and structure of agreements.

Does the Property owner provide any services or collect any fees not listed above?

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 57
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

9.	Does the Property owner receive fees for tenants use of any of the following facilities? Are such services provided by an independent contractor or third party?

	No	Yes	Provided by Third Parties
Heath Club

Clubhouse

Racquetball Court

Gymnasium

Exercise Equipment

Locker Rooms

Saunas

Steam Rooms

Locker Facilities

Swimming Pool

Tennis Court

Playground

Shuffleboard

Picnic Area

Party Rooms or All Purpose Rooms

Boardroom

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 58
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

Describe fees and services:

Does the Property owner receive fees or provide services not listed above?

10.

Are parking spaces made available to tenants? Is any fee charged for reserved space? Are parking attendants or valets provided to tenants, their guests, or customers? Are parking attendants or valets employed by the Property owner? Are any other services related to parking provided to tenants? Do any members of the public pay a fee for space or for any other parking services?

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 59
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

11.

Are the security services provided by the Property, such as the duties of security personnel, significantly different with respect to security services provided by properties of a similar class to the Property in your geographic area? Can tenants request additional security services? If so, is there a fee? Please describe.

12.

Are cleaning services provided to individual tenants, as opposed to cleaning and maintenance of the common areas? If so, please describe the nature of the services, whether a fee is paid for such services, who performs the cleaning services, and to whom the fee is paid. Are there any other properties in your geographic area of a class similar to the Property which provide similar cleaning services?

13.	Are any type of child care services, such as day care centers, available for tenants or

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 60
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

employees of businesses located in the Property? If so, please describe the nature of such services as well as who provides the services ( e.g., the Property owner or a third party)? Do the employees of the Property owner participate in any way in the operation of these services? Does the Property owner receive any fees or earn any profit in connection with these services? Are the day care centers open to the public? Do tenants or employees receive a discount on the day care fees?

14.

Does the Property owner participate in the construction of improvements to the property? Does the property owner receive a fee for its participation? Does the Property owner participate in activities other than planning, approving, and supervising such construction? If so, please indicate the precise nature of the Property owner’s involvement as well as the fee arrangement.

15.	Does the Property owner perform any construction or related services (e.g., painting, changing interior locks or light bulbs) within a tenant’s leased space? If so, please describe

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 61
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

the nature of the work performed, who performs the work, and the fee arrangement involved.

16.

Does the Property owner receive management fees for businesses or properties that are not owned by the Property owner or properties that are only partially owned by the Property owner? Please describe, include percentages of property partially owned.

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 62
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

17.

If a management company or other third party provides a service or services, do the owners of the Property receive a fee, commission, incentive payments, or any other type of payment from such third party? (e.g., do owners receive a fee from the third party for each tenant that signs up for delivery, dry cleaning, ticket ordering or special cleaning service as a commission?)

18.

Please indicate if there are any special services of any kind rendered to tenants for a fee or which, in your view, are not usual or customary for your type of property in your geographic area (i.e., a special service might be shuttle service to sports events or tanning beds; a service that is not usual for your type of property means that your property is the only one in the area to offer this service to its tenants).

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 63
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas

19.

Are there any other services offered by the Property owner or it employees which have not been covered in previous questions? Are there any other sources of income to the Property owner or it employees which have not been mentioned in previous questions?

Date:

By: Property Manager

EXHIBIT 11.24 PURCHASE AND SALE AGREEMENT	Page 64
Las Cimas - 900 SA. Capital of Texas Highway, Austin, Texas